Exhibit 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA


IN RE:                                               Bankruptcy No. 03-23239-MBM

BICO, INC., f/k/a                                    Chapter 11
Biocontrol Technology, Inc.,

                  Debtor.


                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
                   -------------------------------------------

     BICO, Inc. the Debtor in this Chapter 11 Case, by and through its Counsel, Steven T. Shreve, and PHD Capital, the Joint Plan Proponent, by and through its Counsel, Robert O Lampl and John P. Lacher, propose this Second Amended Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code.

                                   DEFINITIONS

     The following terms when used in the Plan will, unless the context otherwise requires, have the following meanings respectively:

     a. Allowed Claims - means a claim (a) in respect of which a proof of claim has been filed with the Court within the applicable period of limitation or (b) scheduled in the list of creditors prepared and filed with the Court and not listed as contingent, disputed or unliquidated as to amount, in either case as to which no objection to the allowance thereof has been determined by an order or judgment which is no longer subject to appeal or certiorari pending.

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     b. Allowed Administrative Claim - means all or that portion of any administrative claim which either (a) has been allowed by final order, or (b) was incurred by the Estate of the Debtor in the ordinary course of business during these reorganization proceedings.

     c. Claim - means any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, against the Debtor in existence or whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured.

     d. Class - means any class into which allowed claims or allowed interests are classified pursuant to Article III hereof.

     e. Code - means the Bankruptcy Code, 11 U.S.C. 101 et seq.

     f. Confirmation Date - means the date on which the order confirming the Plan is entered by the Court.

     g. Confirmation Order - means the entered order of court confirming this Plan.

     h. Contested Claims - means any claim for which a proof of claim and an objection to such proof of claim have been filed with the Court and the allowance or disallowance of which will not have been determined by the Court as of the effective date.

     i. Court - means the United States Bankruptcy Court for the Western District of Pennsylvania where the Chapter 11 Case is pending, and any Court having competent jurisdiction to hear appeals or certiorari proceedings therefrom.

     j. Effective Date - 90 days from the Confirmation Date.

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                                CLASSES OF CLAIMS
                                -----------------

                        Unimpaired Administrative Claims
                        --------------------------------

Administrative Class 1:    The claim of Counsel for the Debtor.
-----------------------

Administrative Class 2:    The claims of the Office of U.S. Trustee and the
-----------------------
                    United States Bankruptcy Court Clerk.

                         Impaired Administrative Claims
                         ------------------------------
Administrative Class 3:    The claims of Anthony Paterra, CEO and Chairman of
-----------------------
                    the Board of the Debtor for deferred compensation.

                           Unimpaired Priority Claims
                           --------------------------

                    Priority Class 4: The claims of the employees for wages earned within ninety (90) ninety days of the cessation of the Debtor's closure of its Indiana, Pennsylvania Plant, or earned within ninety days prior to the date of the filing of the chapter 11 Petition. The A list of those claimants and the amounts of their unpaid priority claims which total $152,775.00 is attached hereto as

                                   Exhibit A.

                    PriorityClass 5:The claim of the Commonwealth of Pennsylvania Department of Revenue for unpaid taxes which is approximately $18,526.00.

                           Unimpaired Unsecured Claims
                           ---------------------------

                    Unsecured Class 6: The claims of general unsecured creditors. These claims total approximately $6,500,000.00.

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                    Unimpaired Equity Security Holder Claims
                    ----------------------------------------

                    Equity Security Holder Class 7: This Class consists of the claims of preferred shareholders. These preferred shareholder claims consist of approximately 116,822 issued and outstanding shares at $10.00 par value per share.

                    Equity Security Holder Class 8: The claims of the common shareholders consist of approximately 6,500,000,000 shares issued and outstanding shares at $.10 par value per share.

                               TREATMENT OF CLAIMS
                               -------------------

                        Unimpaired Administrative Claims

Administrative Class 1: This claimant will be paid in full on the effective date of the Plan. This claim is estimated to be $75,000.00.

Administrative Class 2: These claimants will be paid in full prior to the effective date of the Plan. These claims are less than $10,000.00.

                          Impaired Administrative Claim
                          -----------------------------

Administrative Class 3: This claimant will receive shares of common stock in the Reorganized Debtor in return for his claim for deferred compensation. Additionally, this claimant and the Reorganized Debtor will enter into a consulting agreement providing for commercially reasonable terms and conditions including a non-compete covenant.

                           Unimpaired Priority Claims
                           --------------------------

Priority Class 4: These claimants will be paid the priority portion of their claims, in full, on or before the effective date.

Priority Class 5: This claimant will be paid in full in 72 amortized monthly installments, the first of which will commence on or before the effective date. This claim will bear interest accruing post-confirmation at the prevailing interest rate for such claims in effect on the confirmation date. Unimpaired Unsecured Claims

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                           Unimpaired Unsecured Claims
                           ---------------------------

Unsecured Class 6: These claimants will receive a pro-rata distribution of 6.5 Billion shares of common stock in the Reorganized Debtor. Distributions will not be made for amounts of less than $50.00. Any fraction of a share will be rounded to the nearest full share. These shares will be restricted from trading for 12 months from issuance.

                    Unimpaired Equity Security Holder Claims
                    ----------------------------------------

Equity Security Holder Class 7: These claimants will retain their interests in the Reorganized Debtor, provided however, their preferred shares will be redeemed by the Reorganized Debtor in exchange for common stock as deemed appropriate by the Reorganized Debtor during the course of the anticipated merger which will occur post-confirmation.

Equity Security Holder Class 8: The claimants will retain their shares of common stock.

                              EXECUTION OF THE PLAN
                              ---------------------

     The Debtor has liquidated most of its assets resulting in a fund on-hand of approximately $320,000.00. In addition, there is a pending motion to sell the remaining property of the Debtor. The initial offer is $80,000.00 for that remaining property. Those funds will be used to pay the claims of the administrative and priority claimants as set forth in this First Amended Plan of Reorganization and to fund the continued administration of the Debtor. The Debtor has insufficient funds to pay for the accounting and securities law compliance requirements necessary to enable the Reorganized Debtor to continue as an ongoing concern to maintain the marketability of its securities in the over-the-counter market.

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     The company selected by the Joint Plan Proponent will inject sufficient funds into the Reorganized Debtor to finance the accounting and securities law compliance requirements necessary to enable the Reorganized Debtor to continue as an ongoing concern in the biotechnological field, and to maintain the marketability of its securities in the over-the-counter market. It is anticipated that the Joint Plan Proponent will also secure a merger partner which will enable the Reorganized Debtor to utilize its net operating losses in excess of $250,000,000.00 and, thus, create new value for this Estate. Such funding for compliances and the anticipated merger will enable all claimants to realize a recovery. The preservation of an interest in the existing Equity holders is necessary to realize this recovery. The Reorganized Debtor will have only one class of shares which will be common stock with no attendant rights such as warrants, options or rights of conversion or redemption.

                         EXECUTORY AGREEMENTS AND LEASES
                         -------------------------------

     The Debtor rejects all leases and/or executory contracts not previously
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assumed by the Debtor. Additionally, all Equityholder rights, including, but not
--------------------------------------------------------------------------------
limited to, warrants, options or rights of conversion or redemption are
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extinguished.
-------------
                            GOVERNANCE AND MANAGEMENT
                            -------------------------

         The Debtor's governance and management consists of Anthony Paterra, CEO and Boardmember. The Reorganized Debtor's governance and management will consist of Anthony Paterra, CEO and Board Member, as well as two additional Board Members designated by the shareholders of the company to be merged with BICO. The Reorganized Debtor will be governed by applicable law and its bylaws as

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amended. Additionally the Board of the Reorganized Debtor will have the following special powers, none of which shall require shareholder approval:

     a. To designate officers and directors for a period of 12 months, or until a merger is consummated, whichever is sooner.

     b. To increase the authorized shares in the Reorganized Debtor up to a maximum of 250 billion shares.

     c. To redeem the shares of the Class 7 Equityholders in exchange for common shares in the Reorganized Debtor so long as the ratio of such an exchange to the outstanding shares of the Class 6 and Class 8 shares does not exceed 200% of the aggregate number of outstanding shares held by the Class 6 and Class 8 claimants.

     d. To reverse split or split the issued shares.

     e. To enter into a merger agreement with a qualified merger partner which maintains the viability of the Reorganized Debtor's net operating loss and to impose commercially reasonable restrictions on the trading of the shares of the Reorganized Debtor during the pendancy of such a transaction or thereafter.

     f. To issue unrestricted shares in such amounts and at such times to persons or entities who shall perform services for BICO, as the Board of Directors shall determine.

                                CONTESTED CLAIMS
                                ----------------

     The Debtor reserves the right to object to any claim, provided such objection is filed not later than 45 days after the confirmation date.

                            RETENTION OF JURISDICTION
                            -------------------------

     The Court will retain jurisdiction of the Chapter 11 Case for the following
     ---------------------------------------------------------------------------
purposes:
---------

     a. To determine the allowance or disallowance of claims and interest(s).
     ------------------------------------------------------------------------

     b. To fix the allowances of compensation and other administrative expenses.
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     c. To determine any and all applications, objections, adversary proceedings
     ---------------------------------------------------------------------------
and contested or litigated matters properly before the Court and pending on the
-------------------------------------------------------------------------------
effective date.
---------------

     d. To modify the Plan or remedy any defect or omission or reconcile any
     -----------------------------------------------------------------------
inconsistency in the order of confirmation to the extent authorized by the code.
--------------------------------------------------------------------------------
     e. To enforce provisions of the Plan relating to payments and distributions
     ---------------------------------------------------------------------------
to be made to the claimants.
----------------------------
     f. For such other matters as may be set forth in the order of confirmation
     --------------------------------------------------------------------------
or post-confirmation order.
---------------------------

                                  MISCELLANEOUS
                                  -------------

     a. Discharge On the effective date, except as otherwise set forth in the Plan, promises and obligations of the Debtor to make payments as provided for in the Plan will be in full and unconditional settlement, release, discharge and satisfaction of all claims existing against the Debtor of any nature whatsoever up to and through the date of confirmation.

     b. Amendment of the Plan The Debtor reserves the right in accordance with the code to amend or modify the Plan prior to the confirmation date. After the confirmation date, the Debtor may, upon Order of Court in accordance with
Section 1127(b) of the code, remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the intent and purposes of the Plan.

     c. Notices Any notices required under the Plan will be in writing and will be delivered personally or by facsimile message or by first class mail to:

        i.      Any notice to the Debtor should be directed to:

                               Steven T. Shreve
                               303 Pitt Building
                               213 Smithfield Street
                               Pittsburgh, PA 15222
                               Phone (412) 281-6555
                               Facsimile (412) 281-6597

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        ii.     Any notice to the Plan Proponent should be directed to:

                               Robert O Lampl
                               960 Penn Avenue
                               Suite 1200
                               Pittsburgh, PA 15222
                               Phone (412) 392-0330
                               Facsimile (412) 392-0335

                        iii. Any notice to a holder of an allowed claim or
                allowed interest, at the address set forth in its allowed proof of claim or proof of interest or, if none, at its address set forth in the schedule prepared and filed with the Court.

                        d. Cramdown In the event all classes under the Plan do
                not accept the Plan in the requisite majorities, the Debtor will move the Court to confirm the Plan notwithstanding the rejection of any class, provided that at least one class of creditors whose claims are impaired under the Plan have accepted the Plan. In such event, the Court will determine whether the Plan can be confirmed notwithstanding the rejection of the Plan by a class of creditors pursuant to Section 1129(b) of the Bankruptcy Code.

                        e. Section 1145 Exemption The confirmation order will
                provide that the issuance of Common Stock in the Reorganized Debtor will be exempt from registration requirements in accordance with Section 1145 of the Bankruptcy Code.

                        f. Section 1146 Exemption Pursuant to Section 1146(a) of
                the Bankruptcy Code, the issuance, transfer or exchange of any stock, debenture, bond, note or warrant will not be subject to any stamp tax, real estate transfer tax or similar tax.

                        g. Post-Confirmation Fees, Final Decree The Reorganized
                Debtor will be responsible for payment of any post-confirmation fees due to the Office of the U.S. Trustee pursuant to 28 U.S.C.
                Section 1930 and the Reorganized Debtor will be responsible for administrative costs required, including, but not limited to legal fees which are necessary to implement the Plan. The Reorganized Debtor will file applicable post-petition reports until a final decree is entered. A final decree will be entered as soon as practicable.

                        h. Effective Date For purposes of all determinations to
                be made pursuant to the code in respect to the Plan or any claims or Interests, the effective date of the Plan will be 90 days after the confirmation date.

                        i. Effect of Confirmation On the confirmation date, all
                of the provisions of the Plan will be binding on the Debtor, all claimants, all creditors and all interest holders and all other

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

                parties-in-interest who are affected (or whose interests may be affected) in any manner by the Plan except as specifically provided herein, the Debtor, his agents, servants, employees, accountants, attorneys will be released and forever discharged from any and against any and all claims or rights of creditors of the Debtor of any nature arising prior to the confirmation date and the rights of creditors of the Debtor of any nature arising prior to the confirmation date will be limited to those arising under the Plan. In addition, upon confirmation, any and all claims of the Debtor will be retained by, or revert to the Debtor. Nothing in this Plan will be construed to extinguish any such claim of the Debtor.

                        j. Disputed Claims The Debtor reserves the right to
                object to the allowance of any claim asserted by any creditor or claimant by filing an objection to such claim. In such event, the claim will be treated as a disputed claim under the Plan. If any objection is filed to only a portion of a claim, the uncontested portion of the claim will be treated as an allowed claim and the holder thereof will receive a distribution on the uncontested portion in accordance with the applicable provisions of the Plan. The contested portion will be treated as a disputed claim. Upon resolution of a disputed claim, the Debtor will make distribution on any resulting allowed claim.

                        k. Undeliverable Distributions If any claimant's
                distribution is returned as undeliverable within 90 days, no further distribution will be made to that claimant until the Debtor is provided, in writing, claimant's current address. Any change in a claimant's address must be reported to the Debtor by the claimant.

                        l. Uncashed Checks Any disbursement made to a claimant
                under the Plan which is not negotiated after a period of 90 days from the date of issuance, may be dishonored by the Debtor and such failure to negotiate by the claimant will constitute a waiver of the claim with the funds at issue remaining the property of the Debtor.

                        m. Minimum Distributions No distribution in an amount
                less than $100.00 will be made by the Debtor under the Plan. Additionally, no stock will be issued to any claimant for less than 10 shares.


                                            Respectfully Submitted,




DATE:_________________                      /s/  ROBERT O LAMPL
                                            -----------------------------------
                                                 ROBERT O LAMPL
                                                 PA I.D. # 19809
                                                 JOHN P. LACHER
                                                 PA I.D. # 62297
                                                 Counsel for the Plan Proponent
                                                 960 Penn Avenue, Suite 1200
                                                 Pittsburgh, PA 15222
                                                 (412) 392-0330


DATE:_________________                      /s/  STEVEN T. SHREVE
                                            -----------------------------------
                                                 STEVEN T. SHREVE
                                                 PA I.D. #59682
                                                 Counsel for the Debtor
                                                 303 Pitt Building
                                                 213 Smithfield Street
                                                 Pittsburgh, PA  15222
                                                 (412) 281-6555

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



                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE WESTERN DISTRICT OF PENNSYLVANIA


IN RE:                                               Bankruptcy No. 03-23239-MBM

BICO, INC., f/k/a                                    Chapter 11
Biocontol Technology, Inc.,

                  Debtor.

                             CERTIFICATE OF SERVICE
                             ----------------------

         I, Robert O Lampl and John P. Lacher, hereby certify, that on the 21st day of May, 2004, I served a true and correct copy of the foregoing FIRST AMENDED JOINT PLAN OF REORGANIZATION upon the following:

Office of the U.S. Trustee
970 Liberty Center
1001 Liberty Avenue
Pittsburgh, PA 15222


                                            /s/  ROBERT O LAMPL
                                            -----------------------------------
                                                 ROBERT O LAMPL
                                                 PA I.D. # 19809
                                                 JOHN P. LACHER
                                                 PA I.D. # 62297
                                                 Counsel for the Plan Proponent
                                                 960 Penn Avenue, Suite 1200
                                                 Pittsburgh, PA 15222
                                                 (412) 392-0330

                                            /s/  STEVEN T. SHREVE
                                            -----------------------------------
                                                 STEVEN T. SHREVE
                                                 PA I.D. #59682
                                                 Counsel for the Debtor
                                                 303 Pitt Building
                                                 213 Smithfield Street
                                                 Pittsburgh, PA  15222
                                                 (412) 281-6555


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